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                                                                   EXHIBIT 10.02

                           AMENDMENT TO OFFER LETTER

          This Amendment to Offer Letter ("Amendment") is entered into as of May 1, 2001 between Snowball.com, Inc., a Delaware corporation with its principal offices located at 3240 Bayshore Boulevard, Brisbane, California (the "Company"), and James R. Tolonen, a resident of California ("Employee"), and amends that certain Offer Letter dated October 18, 1999 between the Company and Employee ("Offer Letter").

                                    RECITALS
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          A.  Since the date of the Offer Letter, Employee has served as an officer and key employee of the Company and has been actively involved in the management of the Company's business.

          B. The Company and Employee desire to enter into this Amendment to provide Employee with appropriate incentives to continue his employment with and service to the Company.

          NOW, THEREFORE, in consideration of the foregoing facts and the mutual agreements of the parties contained herein, the parties agree as follows:

          1.  Termination Without Cause or for Good Reason. In the event that
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the Company or any successor to the Company shall at any time terminate
Employee's employment with the Company or any such successor without Cause (as defined below), or in the event that Employee terminates his employment with the Company (or any successor) at any time for Good Reason (as defined below), including, in each case, without limitation, any termination of Employee's employment without Cause or for Good Reason in connection with and upon or after the liquidation of substantially all of the Company's assets or the dissolution of the Company, then, in lieu of any cash payable upon such termination under the Offer Letter, but in addition to any other compensation and/or benefits payable to Employee under the Offer Letter or otherwise, the Company shall pay to Employee a one-time, lump sum equal to nine (9) months of Employee's then-current salary, less applicable withholding taxes. The Company and Employee agree that, in view of the nature of the issues likely to arise in the event of such a termination, it would be impracticable or extremely difficult to fix the actual damages resulting from such termination and proving actual damages, causation and foreseeability in the case of such termination would be costly, inconvenient and difficult. In requiring the Company to make the payment set forth herein, it is the intent of the parties to provide, as of the date of this Amendment, for a liquidated amount of damages to be paid by the Company to Employee. Such liquidated amount shall be deemed full and adequate damages for such termination and is not intended by either party to be a penalty.

          2.  Definitions.
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              a)   "Cause" means: (i) gross negligence or willful misconduct in the performance of Employee's duties to the Company or any successor thereof (other than as a result of a disability) that has resulted or is likely to result in substantial and material damage to the Company or any such successor, after a written demand for substantial performance is delivered to Employee by the board of directors which specifically identifies the manner in which the board believes Employee has not substantially performed his duties and Employee has
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been provided with a reasonable opportunity to cure any alleged gross negligence or willful misconduct; (ii) Employee's repeated failure to perform his duties to the Company or any successor thereof as requested in writing by the Chief Executive Officer or the board of directors (other than as a result of a disability); (iii) commission of any act of fraud with respect to the Company or any successor thereof; or (iv) conviction of a felony or a crime causing material harm to the business and affairs of the Company or any successor thereof. No act or failure to act by Employee shall be considered "willful" if done or omitted in good faith with reasonable belief that such action or omission was in the best interests of the Company.

          b) "Good Reason" means the occurrence of any of the following events without Employee's prior written consent: (i) a reduction in Employee's base salary; (ii) a material adverse change in Employee's title; (iii) a material adverse change in Employee's responsibilities or authority; (iv) a material reduction in Employee's benefits other than a reduction in employee benefits which applies to all of the Company's employees of comparable position and experience; or (v) a relocation of Employee's place of employment outside of the seven (7) San Francisco Bay area counties; or (vi) the Company's failure to obtain the assumption of this agreement by any successor to the Company or substantially all of its business.

     3.   Effect of Amendment.  Except as set forth herein, the Offer Letter
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remains in full force and effect.  This Amendment may be amended, modified, superseded, cancelled, renewed or extended only by an agreement in writing executed by both parties hereto.

     4.   Binding Nature.  This Amendment shall be binding upon, and inure to
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the benefit of, the successors and personal representatives of the respective parties hereto.

     5.   Counterparts.  This Amendment may be executed in two or more
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counterparts, each of which shall be deemed to be an original but all of which, taken together, constitute one and the same agreement.

     6.   Governing Law.  This Amendment and the rights and obligations of the
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parties hereto shall be construed in accordance with the laws of the State of
California, without giving effect to the principles of conflict of laws.

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     IN WITNESS WHEREOF, the Company and Employee have executed this Amendment as of the date first above written.

COMPANY:                                     EMPLOYEE:

SNOWBALL.COM, INC.                           JAMES R. TOLONEN


By:    /s/  Mark A. Jung                     /s/ James R. Tolonen
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Name:  Mark A. Jung
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Title: President and CEO
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